Exhibit 10.12


                                LICENSE OF MARKS

                  WHEREAS, Pathnet, Inc., a Delaware corporation having offices at 1015 31st Street, N.W., Washington, D.C., 20007 ("Licensor"), has adopted, used and is using certain trademarks, service marks, logos and designs including without limitation the "A NETWORK OF OPPORTUNITIES" and "PATHNET" service marks and the Pathnet logo (all such trademarks, service marks, logos and designs shall be collectively referred to herein as the "Marks"); and

                  WHEREAS,   Pathnet   Telecommunications,   Inc.,   a  Delaware
corporation having offices at 1015 31st Street, N.W., Washington, D.C., 20007 ("Licensee"), is desirous of a license to use the Marks;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. LICENSE. Licensor does hereby grant to Licensee the perpetual, non-exclusive right and license to use the Marks on a royalty-free basis in connection with Licensee's telecommunications business; PROVIDED, HOWEVER, that Licensor shall retain the right to use the Marks.

2. OWNERSHIP OF MARKS. Licensee acknowledges and agrees that (a) Licensor is the owner of the entire right, title and interest in and to the Marks and the Marks, or any form or embodiment thereof (as well as the goodwill now or hereafter attached to the same) are the property of and all use thereof shall inure to the benefit of Licensor, and (b) Licensee shall have no rights to the Marks other than those set forth in this License of Marks.

3. APPROVALS/QUALITY CONTROL. Licensee shall, upon request of Licensor, submit representative samples of Licensee's use of the Marks to Licensor, without charge to Licensor, and Licensor shall have a period of ten (10) days to notify Licensee of their acceptance or rejection.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR. Licensor represents and warrants that it is the owner of the Marks and the registrant therefor, that Licensor has the full power and authority to license the right to use the Marks, that Licensor has not entered into any agreements in conflict with this License of Marks, and that there are no actions, suits or proceedings pending or, to Licensor's knowledge, threatened against Licensor with respect to the Marks. Licensor agrees to take all such further actions, and to execute any and all such further documents and instruments, as may be necessary or desirable to confirm the license executed hereby.

5. ASSIGNMENT. Neither party may assign any or all of its rights or delegate any of its duties under this Agreement without the consent of the other party, provided, that either party hereto may assign its rights, but not its obligations, to any Affiliate without the consent of the other party. For the purposes of this Section 5, an "Affiliate" of a party shall mean a subsidiary of such party or other entity under common ownership or control.

                  IN WITNESS WHEREOF, this LICENSE OF MARKS is made and effective as of the 30th of March, 2000.



                                PATHNET, INC.

                                By: /s/ Mary McDermott
                                   -------------------------------------
                                Name: Mary McDermott
                                Title: Senior Vice President, General Counsel
                                        and Secretary


                                PATHNET TELECOMMUNICATIONS, INC.


                                By: /s/ Mary McDermott
                                   -------------------------------------
                                Name: Mary McDermott
                                Title: Senior Vice President, General Counsel
                                        and Secretary